INNOVUS CORPORATION AND SUBSIDIARIES


                               INDEX TO FINANCIAL STATEMENTS


                                                                          Page

         Unaudited Pro Forma Condensed Consolidated Financial Statements F-2 Unaudited Condensed Pro Forma Consolidated Balance Sheet
          - June 30, 1998                                                 F-3
         Unaudited Condensed Pro Forma Consolidated Statements of
          Operations for the Year Ended December 31, 1997 and for
          the Six Months Ended June 30, 1998                              F-4
         Notes to Pro Forma Financial Statements                          F-5

         Intermark Corporation
          Report of Independent Certified Public Accountants              F-6
          Balance Sheet - September 30, 1997                              F-7
          Statement of Income and Retained Earnings                       F-8
          Statement of Cash Flows                                         F-9
          Notes to Financial Statements                                   F-10


          Condensed Balance Sheet - June 30, 1998 (Unaudited)             F-15
          Condensed Statements of Operations for the Three and Six
             Months Ended June 30, 1998(Unaudited)                        F-16
          Statements of Cash Flows for the Six Months Ending June
             30, 1998 and 1997 (Unaudited)                                F-17

                            INNOVUS CORPORATION AND SUBSIDIARIES
                               UNAUDITED PRO FORMA CONDENSED
                             CONSOLIDATED FINANCIAL STATEMENTS



       On August 5, 1998, Innovus Corporation ("Innovus") completed a business combination with Intermark Corporation ("Intermark"). The following unaudited pro forma condensed consolidated balance sheet has been prepared to present the financial position of Innovus and subsidiaries as though the reorganization of Intermark into a newly-formed subsidiary of Innovus was consummated on June 30, 1998. The following unaudited pro forma condensed consolidated statements of operations have been prepared to present the losses from operations for the year ended December 31, 1997 and for the six months ended June 30, 1998 of the consolidated companies assuming the reorganization had occurred on January 1, 1997. The reorganization was accounted for as the reorganization of Intermark and the acquisition of Innovus using the purchase method of accounting, with Intermark being considered as the acquiring enterprise.

       The following financial information was derived from, and should be read in conjunction with the separate historical financial statements of Innovus included in its annual report to shareholders on Form 10-KSB and the financial statements of Intermark and the related notes to those financial statements which are included elsewhere herein. The unaudited pro forma condensed consolidated balance sheet and statements of operations have been included herein for comparative purposes only and do not purport to be indicative of the results of operations which actually would have been obtained had the reorganization occurred June 30, 1998 or January 1, 1997, or the results of operations which may be obtained in the future. In addition, future results may vary significantly from the results reflected in these pro forma financial statements.


                            INNOVUS CORPORATION AND SUBSIDIARIES
                        UNAUDITED CONDENSED PRO FORMA CONSOLIDATED
                                       BALANCE SHEET
                                       JUNE 30, 1998

                                                                                  Pro Forma
                                                       Innovus    Intermark      Adjustments  Pro Forma
                                                     -----------  ---------      -----------  ---------
                                           ASSETS
       Current Assets
         Cash and cash equivalents                   $        -   $       -      $        -   $      -
         Accounts receivable, net                             -      326,717              -     326,717
         Notes receivable                                     -      309,168              -     309,168
         Advances receivable                                  -       60,484              -      60,484
         Deferred tax asset                                   -        2,600              -       2,600
                                                     -----------  ----------     -----------  ---------
            Total Current Assets                              -      698,969              -     698,969
                                                     -----------  ----------     -----------  ---------
       Equipment                                         113,036      67,107              -     180,143
         Less accumulated depreciation                   (66,366)    (19,158)             -     (85,524)
                                                     -----------  ----------     -----------  ---------
            Net Equipment                                 46,670      47,949              -      94,619
                                                     -----------  ----------     -----------  ---------
       Other Assets, net of accumulated
        amortization                                          -       11,244              -      11,244
                                                     -----------  ----------     -----------  ---------
       Total Assets                                  $    46,670  $  758,162     $        -   $ 804,832
                                                     ===========  ==========     ===========  =========

                           LIABILITIES AND STOCKHOLDERS' DEFICIT

       Current Liabilities
         Trade accounts payable                      $   500,213  $  333,647     $        -   $ 833,860
         Accrued expenses                                  2,275      10,946              -      13,221
         Capital lease obligations                           768          -               -         768
         Accrued income taxes                                 -       39,550              -      39,550
         Preferred dividends payable                      32,682          -               -      32,682
         Employee loans payable                               -      177,885              -     177,885
         Notes payable                                   128,000     293,335              -     421,335
                                                     -----------  ----------     -----------  ---------
            Total Current Liabilities                    663,938     855,363              -   1,519,301
                                                     -----------  ----------     -----------  ---------
       Stockholders' Equity
         Preferred stock                                       4         -   (B)          79         79
                                                                             (A)          (4)
         Common stock                                     11,939      8,000  (B)      (6,887)    13,188
                                                                             (A)         215
         Additional paid-in capital                   18,690,383     (5,040) (B) (19,312,631)  (627,575)
                                                                             (A)        (211)
         Accumulated deficit                         (19,319,594)  (100,161) (B)  19,319,594   (100,161)
                                                     -----------  ---------      -----------  ---------
            Total Stockholders' Deficit                 (617,268)    (97,201)             -    (714,469)
                                                     -----------  ----------     -----------  ---------
       Total Liabilities and Stockholders' Deficit   $    46,670  $ 758,162      $        -   $ 804,832
                                                     ===========  ==========     ===========  =========

        Notes to the Unaudited Condensed Pro Forma Consolidated Financial
                      Statements are presented on page F-5.

                                       F-3



                            INNOVUS CORPORATION AND SUBSIDIARIES
                        UNAUDITED CONDENSED PRO FORMA CONSOLIDATED
                                  STATEMENTS OF OPERATIONS

                                                                                  Pro Forma
                                                       Innovus    Intermark      Adjustments  Pro Forma
                                                     -----------  ----------     -----------  ----------
                           FOR THE YEAR ENDED DECEMBER 31, 1997
       Sales                                         $   317,653  $  501,514 (C) $  (317,653) $  501,514
       Cost of sales                                     245,227     186,653 (C)    (245,227)    186,653
       Gross profit                                       72,426     314,861         (72,246)    314,861
       General and administrative expense              2,159,872     371,293 (C)  (1,687,119)    844,046
       Amortization of software development costs      1,918,407          -  (C)  (1,918,407)         -
                                                     -----------  ----------     -----------  ----------
       Loss from operations                           (4,005,853)    (56,432)      3,533,280    (529,185)
       Interest expense                               (1,275,855)     (5,610)(C)     996,931    (284,534)
       Loss on asset disposition                        (151,228)         -  (C)     151,228          -
       Other income                                       38,000          -               -       38,000
                                                     -----------  ----------     -----------  ----------
       Loss from Continuing Operations                (5,394,936)    (62,042)        151,228    (775,719)
       Preferred dividends                               367,730          -  (D)    (367,730)         -
                                                     -----------  ----------     -----------  ----------
       Loss from Continuing Operations Applicable
         to Common Shares                            $(5,762,666) $  (62,042)       (216,502) $ (775,719)
                                                     ===========  ==========     ===========  ==========
       Basic and Diluted Loss from Continuing
        Operations Per Common Share                  $     (0.92) $    (0.02)                 $    (0.06)
                                                     ===========  ==========                  ==========
       Weighted average number of common shares
       used in per share calculation                   6,272,769   3,000,000 (B)   3,914,646  13,187,415
                                                     ===========  ==========     ===========  ==========

                           FOR THE SIX MONTHS ENDED JUNE 30, 1998

       Sales                                         $    24,208  $  338,640 (C) $   (24,208)    338,640
       Cost of sales                                       1,752     178,963          (1,752)    178,963
                                                     -----------  ----------     -----------  ----------
       Gross profit                                       22,456     159,677         (22,456)    159,677
       General and administrative expense                157,584     288,017              -      445,601
                                                     -----------  ----------     -----------  ----------
       Loss from operations                             (135,128)   (128,340)        (22,456)   (285,924)
       Interest expense                                   (3,654)     (1,944)             -       (5,598)
       Interest income                                        -        6,653              -        6,653
       Other income                                        1,513          -               -        1,513
                                                     -----------  ----------     -----------  ----------
       Loss from Continuing Operations                  (137,269)   (123,631)        (22,456)   (283,356)
       Preferred dividends                               162,887          -  (D)    (162,887)         -
                                                     -----------  ----------     -----------  ----------
       Loss from Continuing Operations
        Applicable to Common Shares                  $  (300,156) $ (123,361)    $ (185,343)  $ (283,356)
                                                     ===========  ==========     ==========   ==========
       Basic and diluted loss from continuing
        operations per common share                  $     (0.03) $    (0.04)                 $    (0.02)
                                                     ===========  ==========                  ==========
       Weighted average number of common shares
        used in per share calculation                  9,060,409   3,375,000 (B)    752,006   13,187,415
                                                     ===========  ==========     ==========  ===========

        Notes to the Unaudited Condensed Pro Forma Consolidated Financial
                      Statements are presented on page F-5.

                                       F-4

                                    INNOVUS CORPORATION
                          NOTES TO UNAUDITED CONDENSED PRO FORMA
                             CONSOLIDATED FINANCIAL STATEMENTS


       A- Innovus Corporation ("Innovus") had 4,300 preferred shares and 11,938,746 common shares outstanding at June 30, 1998. During July 1998, preferred shareholders converted 4,300 preferred shares into 215,000 common shares. After the conversion, no preferred shares were outstanding and 12,153,746 common shares were outstanding.

       B- On August 5, 1998, Intermark Corporation ("Intermark") merged into a newly-formed subsidiary of Innovus. The Intermark security holders exchanged their equity securities for 78,706 shares of Series H preferred stock, 1,033,669 common shares and options to purchase 6,316,524 common shares. Each share of Series H preferred stock is entitled to 5621/2 votes and is convertible into 5621/2 common shares. The Intermark shareholders received 45,305,794 voting rights or 79% of the total voting rights at meetings of the Innovus shareholders as a result of the reorganization. Management of Intermark also became management of the combined company. The exchange of the Intermark equity securities for Innovus equity securities was accounted for as a reorganization of Intermark. The historical financial statements of Intermark have been restated for the effects of the reorganization in a manner similar to a stock split.

            Innovus had discontinued all of its operation, had only nominal assets and had approximately $664,000 of liabilities; therefore it was essentially a shell corporation at the date of reorganization. Inasmuch as Innovus had no business at the date of the reorganization, no business was acquired; instead, the common shares held by the Innovus shareholders were considered issued at the date of the reorganization in exchange for the net liabilities of Innovus at their historical book value.

       C- To eliminate the discontinued operations of Innovus. Innovus operated as only one segment through June 30, 1998. The operations of that segment are reflected on the pro forma statements of operations as discontinued.

       D- All prior series of preferred stock have been converted to common stock and therefore no preferred dividends will be required in the future. The Series H preferred stock does not have a stated dividend. Dividends on the Series H preferred stock are payable if and when declared by the Board of Directors. Each share of Series H preferred stock will receive dividends equal to 5621/2 times the amount of the dividends for each common share.

       GRAY, PROCTOR & MCMANNIS
       Certified Public Accountants, LLP


       The Board of Directors and Stockholders
       Intermark Corporation


       We have audited the accompanying balance sheet of Intermark Corporation, as of September 30, 1997. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

       We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

       Because we were not engaged as auditors until after September 30, 1996, we did not observe the physical inventory taken at that date, and we have not been able to otherwise satisfy ourselves as to quantities on hand at that date. Because inventory at September 30, 1996 enters significantly into the determination of results of operations and cash flows for the year ended September 30, 1997, the scope of our work was not sufficient to enable us to express an opinion, and we do not express an opinion on the accompanying statements of income and retained earnings, and cash flows for the year then ended.

       As described in Note 13, the Company entered into a definitive agreement on May 8, 1998 whereby the Company will be acquired by Innovus Corporation in exchange for common and preferred voting shares.

       In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Intermark Corporation as of September 30, 1997, in conformity with generally accepted accounting principles.

                                            Gray, Proctor & McMannis
                                            Certified Public Accountants, LLP
       July 21, 1998

       -------------------------------------------------------------------------
            3991 MacArthur Blvd., Suite 240, Newport Beach, CA 92660
                       714-251-4888 - Fax: 714-251-9332

                              INTERMARK CORPORATION
                                  BALANCE SHEET
                               SEPTEMBER 30, 1997

                                     ASSETS

       Current Assets

         Cash                                                     $   7,490
         Accounts receivable-trade, net of allowance for
          doubtful accounts of $2,400                                46,387
         Inventory                                                    2,481
         Advances - employees                                         6,662
         Notes receivable - stockholders                            200,860
         Deferred taxes                                               2,600
                                                                  ---------
            Total Current Assets                                    266,480
                                                                  ---------
       Property and Equipment                                        47,284
                                                                  ---------
       Other Assets
         Organizational cost, net of amortization of $1,130           1,694
                                                                  ---------
       Total Assets                                               $ 315,458
                                                                  =========

                            LIABILITIES AND STOCKHOLDERS' EQUITY
       Current Liabilities
         Line of credit                                           $  22,893
         Current portion of long-term debt                           49,375
         Accounts payable - trade                                   111,679
         Accrued payroll and payroll taxes                           16,516
         Income taxes payable                                        34,050
                                                                  ---------
            Total Current liabilities                               234,513

       Long-Term Liabilities
         Notes payable - individuals, net of current portion             -
         Deferred taxes                                               5,500
                                                                  ---------
            Total Long-Term Debt                                      5,500
                                                                  ---------
       Total Liabilities                                            240,013
                                                                  ---------
       Stockholders' Equity
         Common stock, 10,000,000 shares authorized,
          3,000,000 shares issued and outstanding                     8,000
         Paid-in capital                                             (5,040)
         Retained earnings                                           72,485
                                                                  ---------
            Total Stockholders' Equity                               75,445
                                                                  ---------
       Total Liabilities and Stockholders' Equity                 $ 315,458
                                                                  =========

   The accompanying notes are an integral part of these financial statements.

                              INTERMARK CORPORATION
                    STATEMENT OF INCOME AND RETAINED EARNINGS
                      FOR THE YEAR ENDED SEPTEMBER 30, 1997


       Sales                                                      $ 585,592

       Cost of sales                                                220,984
                                                                  ---------
       Gross profit                                                 364,608

       Selling, general and administrative                          372,387
                                                                  ---------
       Operating loss                                                (7,779)

       Other income                                                   5,922
                                                                  ---------
       Loss before provision for taxes                               (1,857)

       Provision for income taxes                                       551
                                                                  ---------
       Net loss                                                      (2,408)

       Retained Earnings, Beginning of Year                          74,893
                                                                  ---------
       Retained Earnings, End of Year                             $  72,485
                                                                  =========

   The accompanying notes are an integral part of these financial statements.

                              INTERMARK CORPORATION
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED SEPTEMBER 30, 1997


       Cash Flows From Operating Activities
         Net income (loss)                                        $  (2,408)
         Adjustments to reconcile net income to net
          cash provided by operating activities:
            Depreciation and amortization                             9,340
            Increase in accounts receivable                          (6,776)
            Decrease in inventory                                    61,344
            Decrease in prepaid royalties                            40,000
            Increase in employee advances                            (6,662)
            Increase in accounts payable                             32,461
            Increase in accrued payroll and payroll taxes             8,537
            Increase in deferred taxes                                  700
            Increase in income taxes payable                          4,601
                                                                  ---------
            Net Cash Provided by Operating Activities               141,137
                                                                  ---------
       Cash Flows From Investing Activities
         Acquisition of fixed assets                                (24,481)
                                                                  ---------
            Net Cash Used by Investing Activities                   (24,481)
                                                                  ---------
       Cash Flows From Financing Activities
         Proceeds from line of credit                                22,893
         Proceeds from long-term debt                                 9,375
         Loan to stockholders                                      (142,354)
                                                                  ---------
            Net Cash Used by Financing Activities                  (110,086)
                                                                  ---------
       Net Increase in Cash                                           6,570

       Cash at Beginning of Year                                        920
                                                                  ---------
       Cash at End of Year                                        $   7,490
                                                                  =========

                       Supplemental disclosures (Note 12)

   The accompanying notes are an integral part of these financial statements.

                              INTERMARK CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED SEPTEMBER 30, 1997

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       Business Activity - The Company was incorporated October 1995 and is closely held. The Company derives its revenues from two sources, traditional retail sales, and turnkey sales and marketing services. The Company has completed development of an Electronic Software Distribution
       (ESD) solution through the internet; consequently, the Company's ability to collect amounts due from customers is affected by economic fluctuations in the computer industry.

       Accounts Receivable - The Company utilizes the reserve method to recognize losses on realization of receivables. A reserve of $2,400 was considered uncollectible at September 30, 1997.

       Inventory - Inventory is stated at lower of cost (first-in, first-out method) or market. Inventory consists of raw materials of $2,481 at September 30, 1997.

       Property and Equipment - Property and equipment are recorded at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. Gains or losses on dispositions of fixed assets are included in operations in year of disposal.

       Depreciation is computed on the straight-line method over the estimated useful lives of the assets.

       Intangible Assets - Intangible assets subject to amortization consist of organization costs which are being amortized on a straight-line basis over a sixty month period.

       Major Customers - The Company received revenues representing more than 64% of its business from three customers during the year ended September 30, 1997. Further, companies representing over 50% of revenue had terminated contracts at year end. Management has indicated that they have made sales in excess of $375,000 in the nine months ended June 30, 1998. Additionally management has changed direction toward Electronic Software Distribution.

       Income Taxes - The Company has adopted SFAS 109, Accounting for Income Taxes, to account for deferred income taxes. Deferred taxes are computed based on the tax liability or benefit in future years of the reversal of temporary differences in the recognition of income or deduction of expenses between financial and tax reporting purposes. The principal items resulting in the differences are California franchise taxes, MACRS depreciation, and the allowance for doubtful accounts. The net difference between tax expense and taxes currently payable is reflected in the balance sheet as deferred taxes. Deferred tax assets and/or liabilities are classified as current and noncurrent based on the classification of the related asset or liability for financial reporting purposes, or based on the expected reversal date for deferred taxes that are not related to an asset or liability.

       NOTE 2--ESTIMATES

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

       NOTE 3-PROPERTY AND EQUIPMENT

       Property and equipment are summarized below:


                                                                Estimated
                                              Useful Life        Amounts
                                              -----------       ----------
              Furniture and fixtures            7 years         $    3,933
              Computer equipment                5 years             44,237
              Office equipment              5 - 7 years             11,072
                                                                ----------
                                                                    59,242
              Less: Accumulated amortization                       (11,958)
                                                                ----------
                                                                $   47,284
                                                                ==========

       Depreciation expense was $8,775 for the year ended September 30, 1997.

       NOTE 4--NOTES RECEIVABLE - STOCKHOLDERS

            Notes receivable - Budd
              Demand note due on or before
              September 30, 1998, including
              accrued interest at 5.09%                         $   63,236

            Notes receivable - Hemingway
              Demand note due on or before
              September 30, 1998, including accrued
              interest at 5.09%                                     62,349

            Notes receivable - Hutt
              Demand note due on or before
              September 30, 1998, including accrued
              interest at 5.09%                                     75,275
                                                                ----------
                                                                $  200,860
                                                                ==========
       NOTE 5--ORGANIZATIONAL COSTS

            Organizational costs are summarized
              below
                Organizational cost                             $    2,824
                Less accumulated amortization                       (1,130)
                                                                ----------
                                                                $    1,694
                                                                ==========

      Amortization expense was $565 for the year ended September 30, 1997.

       NOTE 6--SHORT TERM - LINE OF CREDIT

       In September 1997, the Company established a line of credit payable with Union Bank of California, due September 8, 1998, with a limit of $25,000. The loan is secured by all assets of the Company, and bears interest at 3% over prime rate. The balance outstanding, including accrued interest, at September 30, 1997 is $22,893.

       NOTE 7--FACTORING AGREEMENT

       The Company has a factoring agreement with Heritage Capital Corporation. Amounts borrowed are secured by specific accounts receivable and all assets of the Company. The balance outstanding at September 30, 1997 is $0.

       NOTE 8--NOTES PAYABLE - INDIVIDUALS

              Notes Payable - Saunders Note payable, due March 1998, including interest at 10%, secured by the rights to games and license. On
              March 31,  1998,  the note was  changed to a note  convertible  to common
              stock.                                            $   18,543

              Notes Payable - Tyson Note payable, due January 1998, including interest at 10%, secured by equipment. On March 31, 1998, the note was established as a convertible note; in the event the Company merges, the note will be converted into common
              stock of the Company. (See Note 13.)                  30,832
                                                                ----------
                                                                    49,375
              Less current portion                                 (49,375)
                                                                ----------
                                                                $       -
                                                                ==========
       Future maturities of long-term debt are as follows:

                  Year Ending
                  September 30,
                  -------------
                       1998                                     $   49,375
                       1999                                             -
                       2000                                             -
                       2001                                             -
                       2002                                             -
                                                                ----------
                                                                $   49,375
                                                                ==========

       NOTE 9--OPERATING LEASES

       Facilities - The Company maintains its office space under a two-year noncancellable operating lease expiring May 31, 1998. There in an option to renew the lease for an additional two year period.

       The following is a schedule of future minimum lease payments required under the lease as of September 30, 1997:

                  Year Ending
                  September 30,                                  Amounts
                  -------------                                 ---------
                      1998                                      $  37,600
                      1999                                             -
                      2000                                             -
                      2001                                             -
                      2002                                             -
                                                                ---------
                                                                $  37,600
                                                                =========

       Rental expense for the year ended September 30, 1997 amounted to $46,880.

       In July, 1998, the Company exercised their option to renew the lease through May 31, 2000 at $4,700 per month.

       NOTE 10--CONTINGENCIES

       The Company is a defendant in various lawsuits, all in the ordinary course of business. Outside counsel for the Company has advised that at this stage they cannot offer an opinion as to their probable outcome. In the opinion of management, the ultimate liabilities, if any, resulting from these claims will not have a material adverse effect on the business or financial position of the Company.

       NOTE 11--PROVISION FOR INCOME TAXES

       The provision for income taxes for the year ended September 30, 1997, consists of the following:

                  Current provision
                     Federal, net operating loss carryback      $    (949)
                     State                                            800
                                                                ---------
                        Total current provision                      (149)
                                                                ---------
                  Deferred income taxes (benefits)
                     Federal                                        1,000
                     State                                           (300)
                                                                ---------
                        Total deferred taxes (benefits)               700
                                                                ---------
                        Total tax provision                     $     551
                                                                =========
       Deferred tax assets and liabilities consist of the following at September 30, 1997:

              Deferred Tax Assets
                 Allowance for doubtful accounts                $     600
                 State Tax deduction                                  200
                 Accrued expenses                                   1,200
                 State tax on deferred tax liabilities                600
                                                                ---------
                    Gross deferred tax assets - current         $   2,600
                                                                =========
              Deferred Tax Liabilities
                 Depreciation                                   $   5,400
                 State tax savings on deferred tax assets             100
                                                                ---------
                    Gross Deferred Tax Liabilities              $   5,500
                                                                =========

       Income tax expense amounted to $551. The actual tax expense differs from the expected tax (computed by applying a U.S. federal corporation tax rate of 25% to the income before income taxes) as follows:

               Expected statutory tax on income before taxes    $    (602)
               Nondeductible items                                    353
               California taxes, net                                  800
                                                                ---------
                                                                $     551
                                                                =========
       NOTE 12--SUPPLEMENTAL CASH FLOW DISCLOSURES

       Cash paid for interest and income taxes during the year ended September 30, 1997 are as follows:

              Interest                                          $     -
                                                                =========
              Income taxes                                      $     -
                                                                =========

       NOTE 13--SUBSEQUENT EVENTS

       Intermark Corporation, Newport Beach, California and Innovus Corporation, Salt Lake City, Utah, on May 8, 1998 signed a definitive agreement, whereby Intermark will be acquired by Innovus in exchange for Innovus common and convertible preferred voting shares.

       As a result of the above exchange, Intermark will be a wholly owned subsidiary of Innovus and the previous holders of Intermark securities will receive shares of Innovus that represent 75% of the voting power and outstanding stock of Innovus, fully diluted.

                              INTERMARK CORPORATION
                             CONDENSED BALANCE SHEET
                                   (Unaudited)

                                                                June 30,
                                                                  1998
                                                                ---------
                                     ASSETS

       Current Assets
         Cash and cash equivalents                              $      -
         Accounts receivable                                      326,717
         Notes receivable                                         309,168
         Advances receivable                                       60,484
         Deferred tax asset                                         2,600
                                                                ---------
            Total Current Assets                                  698,969
                                                                =========
       Property and Equipment, Net                                 47,949

       Other Assets, Net of Accumulated Amortization               11,244
                                                                ---------
       Total Assets                                             $ 758,162
                                                                =========

                           LIABILITIES AND STOCKHOLDERS' DEFICIT

       Current Liabilities
         Accounts payable                                       $ 333,647
         Accrued liabilities                                       10,946
         Income taxes payable                                      39,550
         Employee loans payable                                   177,885
         Notes payable                                            293,335
                                                                ---------
            Total Current Liabilities                             855,363
                                                                ---------
       Stockholders' deficit
         Common stock - 10,000,000 shares authorized;
           3,000,000 shares issued and outstanding                  8,000
         Additional paid-in capital                                (5,040)
         Accumulated deficit                                     (100,161)
                                                                ---------
            Total Stockholders' Deficit                           (97,201)
                                                                ---------
       Total Liabilities and Stockholders' Deficit              $ 758,162
                                                                =========
                                      F-15


                              INTERMARK CORPORATION
                       CONDENSED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                           For the Three Months    For the Six Months
                                             Ended June 30,           Ended June 30,
                                          ----------------------  ----------------------
                                             1998        1997        1998        1997
                                          ----------  ----------  ----------  ----------
       Net Sales                          $  109,351  $  156,741  $  338,640  $  312,942
                                          ----------  ----------  ----------  ----------
       Costs and Operating Expenses
         Costs of products and services
          sold                                23,322      76,870     178,963     153,740
         General and administrative          179,538      68,314     288,016     136,628
                                          ----------  ----------  ----------  ----------
       Total Costs and Operating
        Expenses                             202,860     145,814     466,979     290,368
                                          ----------  ----------  ----------  ----------
       Operating Income (Loss)               (93,509)     11,557    (128,339)     22,574
                                          ----------  ----------  ----------  ----------
       Other Income (Expense)
         Interest income                         884         401       6,653         801
         Interest expense                     (3,566)         -       (1,944)         -
                                          ----------  ----------  ----------  ----------
       Other Income (Expense), Net            (2,682)        401       4,709         801
                                          ----------  ----------  ----------  ----------
       Net Income (Loss)                     (96,191)     11,958    (123,630)     23,375
                                          ----------  ----------  ----------  ----------
       Basic and Diluted Earnings
         (Loss) Per Share                 $    (0.03) $           $    (0.04) $
                                          ==========  ==========  ==========  ==========
       Weighted number of shares of
        common stock used in per share
        calculation                        3,375,000               3,375,000
                                          ==========  ==========  ==========  ==========

                                      F-16

                                   INTERMARK CORPORATION
                             CONDENSED STATEMENTS OF CASH FLOWS
                                        (Unaudited)

                                                          For the Six Months
                                                            Ended June 30,
                                                        ---------------------
                                                           1998       1997
                                                        ----------  ---------
       Cash Flows From Operating Activities
         Net income (loss)                              $ (123,630) $  23,375
         Adjustments to reconcile net loss to net cash
            used in operating activities:
            Depreciation and amortization                    5,100      5,502
            Changes in assets and liabilities:
               Accounts receivable                        (271,950)   (14,524)
               Employee advances                           (54,984)    26,495
             Other assets                                  (10,000)     1,629
               Accounts payable                            202,114     27,582
               Accrued expenses                               (967)        89
               Income taxes payable                             -         800
                                                        ----------  ---------
            Net Cash Provided by (Used in) Operating
             Activities                                   (254,317)    70,948
                                                        ----------  ---------
       Cash Flows From Investing Activities
         Acquisition of property and equipment                (365)   (14,826)
                                                        ----------  ---------
            Net Cash Used in Investing Activities             (365)   (14,826)
                                                        ----------  ---------
       Cash Flows From Financing Activities
         Proceeds from long-term debt                      227,444     10,174
         Proceeds from loans from employees                114,240      3,171
         Borrowings to shareholders                        (87,002)   (71,070)
                                                        ----------  ---------
            Net Cash Provided by (Used in) Financing
             Activities                                    254,682    (57,725)
                                                        ----------  ---------
       Net Decrease in Cash and Cash Equivalents                -      (1,603)

       Cash and Cash Equivalents at Beginning of Period         -       1,603
                                                        ----------  ---------
       Cash and Cash Equivalents at End of Period       $       -   $      -
                                                        ==========  =========

                                      F-17